UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2013, the board of directors (the “Board”) of Iron Mountain Incorporated (the “Company”) elected Walter C. Rakowich, age 55, to serve as a director of the Company, effective August 16, 2013 (the “Start Date”), to fill the vacancy on the Board due to Mr. Allan Z. Loren’s retirement at the Company’s 2013 Annual Meeting of Stockholders.  There are no arrangements or understandings between Mr. Rakowich and any other persons pursuant to which he was elected as a director, and Mr. Rakowich has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Rakowich does not have a family relationship with any member of the Board or any executive officer of the Company.  Effective September 1, 2013, Mr. Rakowich will serve on the Audit Committee of the Board.

Mr. Rakowich served as Co-Chief Executive Officer and Executive Director of Prologis, Inc. (“Prologis”), a real estate investment trust that owns, operates and develops industrial real estate, from June 2011 until December 2012, and as Chief Executive Officer of Prologis from November 2008 to June 2011.  Prior to these positions, Mr. Rakowich served as President and Chief Operating Officer of Prologis from January 2005 to November 2008.  Mr. Rakowich currently serves on the board of directors and the audit committee of Host Hotels & Resorts, Inc., a real estate investment trust.  Mr. Rakowich previously served on the board of directors of Prologis from 2004 to 2012.  Mr. Rakowich holds a Bachelor of Science degree in accounting from Pennsylvania State University and a Master of Business Administration degree from Harvard Business School.

For his service as a director, Mr. Rakowich will be entitled to the compensation the Company generally provides to its non-employee directors.  A summary of the Company’s currently-effective director compensation plan is filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and is incorporated by reference herein (the “Director Compensation Plan”).  Mr. Rakowich will also be able to participate in the Iron Mountain Incorporated Directors Deferred Compensation Plan.  On the Start Date, pursuant to the Director Compensation Plan, Mr. Rakowich received a grant of 4,073 restricted stock units (“RSUs”) under the Iron Mountain Incorporated 2002 Stock Incentive Plan.  Each RSU represents the right to receive one full share of the Company’s common stock, and the RSUs vest on the one year anniversary of the grant date (or, if earlier, the annual meeting of stockholders that is closest to the one year anniversary).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: August 20, 2013